Exhibit 99.3

TE CONNECTIVITY PLC

SEGMENT RESULTS (UNAUDITED)

	For the Quarters Ended								For the Years Ended
	September 26,	June 27,	March 28,	December 27,	September 27,	June 28,	March 29,	December 29,	September 26,	September 27,
	2025	2025	2025	2024	2024	2024	2024	2023	2025	2024

	(in millions)
Net sales:
Transportation Solutions	$2,413	$2,418	$2,314	$2,243	$2,330	$2,351	$2,407	$2,393	$9,388	$9,481
Industrial Solutions	2,336	2,116	1,829	1,593	1,738	1,628	1,560	1,438	7,874	6,364
Total	$4,749	$4,534	$4,143	$3,836	$4,068	$3,979	$3,967	$3,831	$17,262	$15,845

Operating income:
Transportation Solutions	$465	$462	$445	$446	$410	$506	$477	$487	$1,818	$1,880
Industrial Solutions	451	395	303	244	241	249	215	211	1,393	916
Total	$916	$857	$748	$690	$651	$755	$692	$698	$3,211	$2,796

Adjusted operating income (1):
Transportation Solutions	$487	$486	$495	$495	$469	$516	$514	$522	$1,963	$2,021
Industrial Solutions	514	467	351	289	326	291	264	251	1,621	1,132
Total	$1,001	$953	$846	$784	$795	$807	$778	$773	$3,584	$3,153

(1) Adjusted operating income is a non-GAAP financial measure. See description of non-GAAP financial measures effective for fiscal 2026.